UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2022

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, Suite 1112 San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2022, American Shared Hospital Services (the “Company”) appointed Peter Gaccione as its Chief Operating Officer, effective September 7, 2022.

Mr. Gaccione, age 63, was previously the Chief Executive Officer of ExecInsights, Inc. and Biztech Global Corporation, business and management consulting firms, from February 2021 to August 2022. From February 2020 to February 2021, Mr. Gaccione served as President and a Member of the Executive Management Board of Myocardial Solutions Inc., a medical technology company in the cardiology and cardio-oncology field, where he lead the product commercialization, sales and marketing and clinical teams. Prior to that, Mr. Gaccione held various positions with Elekta Inc., a provider of precision radiation oncology, brachytherapy, neuroscience, and software solutions from January 1997 to February 2020, culminating in his positions as President and Chief Executive Officer of Elekta Inc. and Elekta Medical S.A. de C.V (Mexico), Executive Vice President of Elekta Region - North and Latin America and a Member of the Elekta AB Global Executive Management team from June 2017 to February 2020. His responsibilities in these positions included leading global sales and marketing and overseeing and managing Elekta AB’s North American and Latin American regions.  Elekta Inc. owns 19% of GK Financing, LLC and the Company indirectly owns the remaining 81%. The Company purchases its Gamma Knife units from Elekta Inc. and has entered into various transactions with Elekta Inc. for the purchase and service of radiation therapy equipment.

There are no family relationships between Mr. Gaccione and any of the directors and executive officers of the Company, nor are there transactions in which Mr. Gaccione has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Gaccione will receive an annual base salary of $275,000. Mr. Gaccione may receive a bonus based on attainment of performance goals in 2022 to be determined by the Company’s Compensation Committee in an amount up to $40,000. In connection with the commencement of his employment, on September 7, 2022 (the “Grant Date”), Mr. Gaccione will receive an option award to purchase 50,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the Grant Date. The option award will vest in equal annual installments over a five year period beginning on the first anniversary of the Grant Date. Mr. Gaccione is entitled to participate in all benefit plans generally made available to executive officers of the Company. A copy of the Offer Letter of Employment, dated August 26, 2022 (the “Offer Letter”), is attached hereto as Exhibit 10.1. The description of the Offer Letter set forth above is qualified in its entirety by reference to Exhibit 10.1.

In connection with the commencement of Mr. Gaccione’s employment, effective September 7, 2022, Craig Tagawa will continue to serve as the Company’s President, Chief Financial Officer and Assistant Secretary and the Company’s Principal Accounting Officer, but will no longer serve as the Company’s Chief Operating Officer.

Item 8.01. Other Events.

On September 1, 2022, the Company issued a press release announcing the appointment of Peter Gaccione as the Company’s Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Offer Letter of Employment, dated August 26, 2022 between Peter Gaccione and American Shared Hospital Services.

Exhibit 99.1	Press Release dated September 1, 2022.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES
(Registrant)

Dated: September 1, 2022	/s/ Raymond C. Stachowiak
By: Raymond C. Stachowiak
Title: Chief Executive Officer